EXECUTION COPY

                               FIRST AMENDMENT TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

          This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 30, 1996 (the "First Amendment"), amends in certain respects the Third Amended and Restated Credit Agreement dated as of July 30, 1996 (as amended, the "Credit Agreement"), among Foamex L.P. ("Foamex"), General Felt Industries, Inc. ("GFI"; and together with Foamex, the "Borrowers"), Trace Foam Company, Inc. ("Trace Foam"), FMXI, Inc. ("FMXI"), the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks and Citibank, N.A., as collateral and documentation agent for the Lenders and the Issuing Banks (the "Collateral Agent") and The Bank of Nova Scotia, as funding agent for the Lenders and the Issuing Banks (the "Funding Agent"; together with the Collateral Agent, the "Administrative Agents").

                                R E C I T A L S:

          Pursuant to a letter dated September 19, 1996, a copy of which is attached as Exhibit A hereto (the "Letter"), the Borrowers have requested the undersigned, which constitute the Requisite Lenders, to amend the Credit Agreement along the lines set forth in the Letter. The Lenders party hereto have agreed to amend the Credit Agreement to accommodate the request of the Borrowers contained in the Letter, subject to the terms set forth in this First Amendment.

          NOW, THEREFORE, in consideration of the above recitals each of the Borrowers, Trace Foam, FMXI, the Lenders party hereto and the Administrative Agents agree as follows:

          SECTION 1. Defined Terms. Terms defined in the Credit Agreement not otherwise defined herein have the meanings given such terms in the Credit Agreement.

          SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

          2.1 The definition of "Capital Expenditures" contained in Section 1.01 of the Credit Agreement is amended by deleting clause (ii) of the proviso to such definition in its entirety and replacing it with the following:

     (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, (A) expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds which do

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     not result in a permanent reduction in the Revolving Loan Commitments pursuant to Section 3.01, (B) expenditures made during such period for the construction of a new plant facility in Mexico City, Mexico by a member of the Foamex Mexico Group, provided that the amount for all periods of such expenditures does not exceed $8,000,000 in the aggregate and (C) any portion of the purchase price accounted for as a Capital Expenditure paid by GFI to Habitat International in consideration for the purchase by GFI of the roll goods business of Habitat International.

          2.2 The following definition is added to Section 1.01 of the Credit Agreement immediately after the definition of "Foamex":

          "Foamex Asia Group" means any direct or indirect wholly owned Subsidiaries of Foamex created for the purpose of facilitating the Borrowers' business in Asia.

          2.3 The following definition is added to Section 1.01 of the Credit Agreement immediately after the definition of "Governmental Authority":

          "Habitat International" means Habitat International, Inc., a Georgia corporation.

          2.4 Section 9.01 of the Credit Agreement is amended by deleting the word "and" at the end of clause (xii) thereof, by replacing the period at the end of clause (xiii) thereof with a semicolon followed by the word "and" and by adding the following new clause (xiv) at the end of such section:

          (xiv) Indebtedness incurred by Foamex Asia Group owing to the Borrowers not in excess of a principal amount of $5,000,000.

          2.5 Clause (x) of Section 9.04 of the Credit Agreement is amended in its entirety to read as follows:

          (x) Investments in cash, loans and contributions of Equipment and in the Equity Interests of Foamex Latin America, Inc. by Foamex; provided that the aggregate purchase price paid to Foamex International for such Equity Interests plus any additional Investments of cash, loans or Equipment (valued at Fair Market Value) made by Foamex in the Foamex Mexico Group shall in no event exceed $11,000,000 in an aggregate;

          2.6 Section 9.04 of the Credit Agreement is further amended by deleting the word "and" at the end of clause (xvi) thereof, by replacing the period at the end of clause (xvii) thereof with a semicolon followed by the word "and" and by adding the following new clause (xviii) at the end of such section:

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          (xviii) Investments by either Borrower in the form of loans and/or capital contributions made to members of the Foamex Asia Group by the Borrowers up to an aggregate amount for both Borrowers not in excess of $5,000,000 at any time outstanding.

          2.7 Section 9.08 of the Credit Agreement is amended by adding the words ", Section 9.04(x)" immediately after the words "Section 9.04(ix)" in clause (i) of such section.

          2.8 Section 9.09 of the Credit Agreement is amended by deleting the last sentence thereof in its entirety and replacing it with the following:

     None of the Borrowers, the Borrowers' Subsidiaries or the General Partners shall create any Subsidiary, except Subsidiaries constituting the Foamex Asia Group.

          2.9 Section 9.13 of the Credit Agreement is amended in its entirety to read as follows:

               9.13. Issuance of Equity Interests. None of the Borrowers nor any of the Borrowers' Subsidiaries shall issue any Equity Interests, except (i) Foamex may issue Equity Interests to FMXI, New Partners or Trace Foam in connection with a cash capital contribution from FMXI, New Partners or Trace Foam, as the case may be, (ii) Foamex may issue Equity Interests pursuant to the Acquisition Transactions as contemplated in the Acquisition Transaction Documents and (iii) any member of the Foamex Asia Group may issue Equity Interests to the Borrowers or other members of the Foamex Asia Group in connection with the creation of the Foamex Asia Group but only if the Investment made by the Borrowers in exchange for such Equity interests is permitted under Section 9.04 (xviii).

          SECTION 3. Consent of the Requisite Lenders. The Requisite Lenders hereby consent, pursuant to Section 9.01, 9.04 and 9.16 of the Credit Agreement, to the purchase by GFI of all or substantially all of the assets of Habitat International's roll goods business, including without limitation the relevant customer list and the roll goods Inventory of Habitat International for a purchase price not in excess of $4,000,000; provided, however, the purchase price for such Investment (i) may be paid in installments over a period of four years and (ii) may be paid all or in part either in cash or by setting off the amount of each installment of the purchase price against receivables owing by Habitat International to GFI at the time such installment becomes due and payable.

          SECTION 4. Conditions to Effectiveness. This First Amendment shall be effective as of the date hereof, provided that the following conditions precedent shall have been satisfied:

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          4.1 Execution by Requisite Lenders. The Collateral Agent shall have received this First Amendment duly executed by the Borrowers and the Requisite Lenders.

          4.2 No Default. After giving effect to this First Amendment, no Event of Default or Potential Event of Default shall have occurred and be continuing or shall result from the transactions contemplated in this First Amendment.

          4.3 Representations and Warranties. All of the representations and warranties contained in Section 6.01 of the Credit Agreement and in any of the other Loan Documents (in each case after giving effect to this First Amendment) shall be true and correct in all material respects on and as of the date hereof (except for those representations and warranties which expressly speak as of a different date).

          SECTION 5. Representations and Warranties. The Borrowers and the General Partners hereby represent and warrant to the Lenders party hereto that
(i) the execution, delivery and performance of this First Amendment by each Borrower and the General Partners are within their respective partnership and corporate powers and have been duly authorized by all necessary partnership and corporate action, and (ii) this First Amendment constitutes the legal, valid and binding obligation of each Borrower and each General Partner, enforceable against each of them, respectively, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

          SECTION 6. Reference to and Effect on the Loan Documents.

          6.1 Upon the effectiveness of this First Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          6.2 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

          6.3 The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or either Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

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          SECTION 7. Execution in Counterparts. This First Amendment may be
     executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 8. Governing Law. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York.

          SECTION 9. Guarantor Consent. By its signature below, each of Foamex and GFI consents to this First Amendment in its separate capacity as a guarantor under the Foamex Guaranty and the GFI Guaranty, respectively, and each hereby affirms its obligations under such guaranties.

          SECTION 10. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment or be given any substantive effect.

          IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first above written.

                                   FOAMEX L.P.
                                   By: FMXI, Inc.
                                       Its Managing General Partner

                                       By: ____________________________
                                          Title:

                                       GENERAL FELT INDUSTRIES, INC.

                                       By: ____________________________
                                          Title:

                                       TRACE FOAM COMPANY, INC.

                                       By: ____________________________
                                          Title:

                                       FMXI, INC.

                                       By: ____________________________
                                          Title:


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                                       CITIBANK, N.A., as Collateral
                                       Agent and individually as a Lender

                                       By: ____________________________
                                           Title:

                                       THE BANK OF NOVA SCOTIA, as Funding
                                       Agent and individually as a Lender

                                       By: ____________________________
                                          Title:

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, as a Lender

                                       By: ____________________________
                                          Title:

                                       HELLER FINANCIAL, INC.,
                                       as a Lender

                                       By: ____________________________
                                          Title:

                                       CREDIT LYONNAIS, New York Branch,
                                       as a Lender

                                       By: ____________________________
                                          Title:

                                       CREDIT LYONNAIS, Cayman Island
                                       Branch, as a Lender

                                       By: ____________________________
                                          Title:

                                       FLEET NATIONAL BANK,
                                       as a Lender

                                       By: ____________________________
                                          Title:

                                       NATIONSBANK OF GEORGIA, N.A.
                                       as a Lender

                                       By: ____________________________
                                          Title:


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                                 ACKNOWLEDGMENT

     Reference is hereby made to that certain Amended and Restated Guaranty dated as of June 28, 1994, as amended (the "Guaranty"), executed by the undersigned, FOAMEX INTERNATIONAL INC., a Delaware corporation ("Foamex International"), in favor of the Administrative Agents, the Lenders and the Issuing Banks. Foamex International hereby consents to the terms of the foregoing First Amendment to Third Amended and Restated Credit Agreement and agrees that, except as provided in such First Amendment, the terms thereof shall not affect in any way its obligations and liabilities under the Guaranty or any other Loan Document to which its is a party, all of which obligations and liabilities shall remain in full force and effect and each of which are hereby reaffirmed.

                                       FOAMEX INTERNATIONAL INC.

                                       By: ____________________________
                                           Title:

                                       Dated as of September __, 1996


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                                 ACKNOWLEDGMENT

     Reference is hereby made to that certain Guaranty dated as of November 18, 1993, as amended (the "Guaranty"), executed by the undersigned, FOAMEX CAPITAL CORPORATION, a Delaware corporation ("FCC"), in favor of the Administrative Agents, the Lenders and the Issuing Banks. FCC hereby consents to the terms of the foregoing First Amendment to Third Amended and Restated Credit Agreement and agrees that, except as provided in such First Amendment, the terms thereof shall not affect in any way its obligations and liabilities under the Guaranty or any other Loan Document to which its is a party, all of which obligations and liabilities shall remain in full force and effect and each of which are hereby reaffirmed.

                                       FOAMEX CAPITAL CORPORATION

                                       By: ____________________________
                                           Title:

                                       Dated as of September __, 1996


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